UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2006

Alltel Corporation
(Exact name of Registrant as Specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4996	34-0868285
(Commission File Number)	(IRS Employer Identification No.)

One Allied Drive, Little Rock, Arkansas 72202
(Address of Principal Executive Offices, Including Zip Code)

(501) 905-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into Material Definitive Agreement.

Effective November 1, 2006, Alltel Corporation (the “Company”) amended its (i) Supplemental Executive Retirement Plan (the “SERP”), (ii) 1994 Stock Option Plan for Nonemployee Directors (the “Nonemployee Director Plan”) and (iii) Executive Deferred Compensation Plan (October 1, 1993 Restatement) (the “Deferred Compensation Plan”).

Amendment to SERP

The Company’s SERP provides retirement benefits to certain executive officers, including a supplemental retirement benefit in excess of the benefits provided under the Company’s qualified and other non-qualified plans, a post-retirement medical/dental benefit and a change in control benefit. The SERP was amended to incorporate changes that have been made to the Company’s qualified and other nonqualified plans and executive agreements, expressly provide for lump-sum retirement benefit payments to participants if retirement results from a termination following a change in control to the extent permitted by Section 409A of the Internal Revenue Code (“Section 409A”) and clarify other change in control provisions, and incorporate the changes necessary to bring the SERP into compliance with current guidance under Section 409A.

A copy of the amended and restated SERP is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Nonemployee Director Plan

The Nonemployee Director Plan provides for grants to individual nonemployee directors of options to purchase shares of the Company’s common stock, $1.00 par value (the “Shares”). Under the plan, each nonemployee director automatically receives an initial grant of an option to purchase Shares on the date he or she first becomes a nonemployee director. The Nonemployee Director Plan also provides for an automatic grant to nonemployee directors of an option to purchase Shares following the conclusion of each annual meeting of stockholders (other than to a director who was first elected at the annual meeting).

The amended and restated Nonemployee Director Plan increases the number of Shares underlying the initial one-time option grant from 10,000 to 12,000 Shares and increases the number of Shares underlying the recurring annual grant following each of the Company’s annual meetings from 6,500 to 7,800 Shares. The grants continue to count against the total number of Shares available under the plan. The amended and restated Nonemployee Director Plan did not increase the maximum number of Shares available under the plan.

A copy of the amended and restated Nonemployee Director Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to the Deferred Compensation Plan

Prior to the amendment, participants under the Deferred Compensation Plan, which is frozen to new deferrals, who had elected to defer a portion of their compensation received from the Company generally accrued earnings on their deferred compensation balances based on a formula that took into account the book value, market value and cash dividend rate of the Company’s common stock (the “Earnings Calculation”). The amendment requires participants that accrued earnings on their deferred compensation balances under the Earnings Calculation to accrue earnings on their balances based on the prime rate as in effect immediately after the end of each year, plus 200 basis points.

A copy of the Deferred Compensation Plan amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits

(c)                  Exhibits furnished pursuant to Item 1.01:

Exhibit 10.1    Alltel Corporation Amended and Restated Supplemental Executive Retirement Plan

Exhibit 10.2    Alltel Corporation Amended and Restated 1994 Stock Option Plan For Nonemployee Directors

Exhibit 10.3    Amendment to the Alltel Corporation Executive Deferred Compensation Plan (October 1, 1993 Restatement)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

By:  /s/Sharilyn S. Gasaway
Name: Sharilyn S. Gasaway
Title:  Executive Vice President-
                   Chief Financial Officer

Dated: November 3, 2006

EXHIBIT INDEX

Exhibit Number  Description

Exhibit 10.1                    Alltel Corporation Amended and Restated Supplemental Executive Retirement Plan

Exhibit 10.2                    Alltel Corporation Amended and Restated 1994 Stock Option Plan For Nonemployee Directors

Exhibit 10.3                    Amendment to the Alltel Corporation Executive Deferred Compensation Plan (October 1, 1993 Restatement)